UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, Use of the
☐	Definitive Proxy Statement		Commission Only (as permitted by
☒	Definitive Additional Materials		Rule 14a-6(e)(2)
☐	Soliciting Material Pursuant to
(§)240.14a-11(c) or (§)240.14a-12

EAU TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EAU TECHNOLOGIES, INC.
1890 Cobb International Blvd.
Suite A
Kennesaw, Georgia 30152

AMENDMENT TO
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 6, 2007

The document is an amendment to our Proxy Statement furnished in connection with the Annual Meeting of Stockholders of EAU Technologies, Inc., which will be held at the Courtyard Marriott Buckhead, located at 3332 Peachtree Road NE, Atlanta, Georgia 30326, December 6, 2007 at 7:30 a.m.

EXPLANATORY STATEMENT

Due to a typographical error, the first page inadvertently stated that the Annual Meeting of Stockholders will be held on Tuesday, December 6, 2007.  December 6, 2007 falls on a Thursday.  Therefore, the first paragraph of the first page of the Proxy Statement is deleted in its entirety and replaced with the following:

“The Annual Meeting of Stockholders of EAU Technologies, Inc. (the "Company") will be held at the Courtyard Marriott Buckhead, located at 3332 Peachtree Road NE, Atlanta, Georgia 30326, on Thursday, December 6, 2007 at 7:30 a.m. for the following purposes, all as set forth in the attached Proxy Statement:”